NEWS BULLETIN	RE:
POINT.360 2777 N. ONTARIO STREET BURBANK, CA 91504 Nasdaq: PTSX

FOR FURTHER INFORMATION:

AT THE COMPANY:
Alan Steel
Executive Vice President
(818) 565-1444

FOR IMMEDIATE RELEASE - BURBANK, CA, May 10, 2007

POINT.360 ANNOUNCES FIRST QUARTER RESULTS.

Point.360 (Nasdaq: PTSX), a leading provider of integrated media management services, today announced results for the three month period ended March 31, 2007.

Haig S. Bagerdjian, the Company’s Chairman, President and Chief Executive Officer, said: “During the first quarter, we continued to enhance our service offering with the addition of Eden FX and its sophisticated computer graphics capabilities. After the quarter ended, we entered into an agreement with DG FastChannel, Inc. pursuant to which we will merge our spot advertising distribution business with DG, and the remaining Point.360 businesses will be spun off to our shareholders. The resulting New 360 company, including Eden FX, will concentrate on the broad range of post production services that we have built over the years, and will be publicly traded. We are looking forward to completing the transaction in the next three to four months.”

Revenues

Revenue for the quarter ended March 31, 2007, totaled $15.5 million compared to $16.0 million in the same quarter of 2006.

Gross Margin

In the first quarter of 2007, gross margin on sales was $5.1 million (33% of sales), compared to $5.3 million (33% of sales) in the prior year’s first quarter.

Selling, General and Administrative and Other Expenses

For the first quarter of 2007, SG&A expenses were $4.9 million, or 32% of sales, compared to $5.1 million, or 32% of sales in the first quarter of 2006.

Interest expense decreased $0.2 million in the first quarter of 2007 compared to the same period of last year due to the effects of the sale/leaseback described below.

Operating Income

Operating income was $0.1 million in the first quarter of 2007 compared to $0.2 million in the same period last year due principally to lower sales.

Point.360

Net Income (Loss)

For the first quarter of 2007, the Company reported net income of $54,000 ($0.01 per share) compared to a net loss of $92,000 ($0.01 per share) in the same period last year.

EBITDA (A)

In the first quarter, the Company’s EBITDA (earnings before interest, taxes, depreciation and amortization) was $1.7million (11% of sales) compared to $1.6 million (10% of sales) in the 2006 period.

Quarterly Financial Statistics (A)

The following table reconciles the Company’s EBITDA to net income which is the most directly comparable financial measure under Generally Accepted Accounting Principles (“GAAP”), as well as selected balance sheet and income statement statistics (in thousands):

Computation of EBITDA (unaudited) (A)

	Three Months Ended
	March 31,
(inthousands)	2006	2007
Net Income	$(92)	$54
Interest	350	131
Income taxes	(61)	36
Depreciation	1,405	1,430

EBITDA	$1,602	$1,651

Selected Balance Sheet Statistics (in thousands - unaudited) (A)

	December 31,	March 31,
	2006	2007

Working Capital	$3,721	$4,806
Property and equipment, net	14,138	13,140
Total assets	62,956	61,748
Borrowings under revolving credit agreement	3,007	1,892
Current portion of long term debt	1,174	1,798
Long-term debt, net of current portion	3,474	5,092
Net debt (revolving credit, current portion
of notes payable and long-term debt,
minus cash on hand)	7,655	8,531
Shareholders equity	40,021	40,675

Point.360

Consolidated Statements of Income (Loss) (unaudited)(A)

The table below summarizes results for the three month period ended March 31, 2006 and 2007, showing the effects of the Media Center sale/leaseback in 2006 (in thousands except per share amounts):

	Quarter Ended
	March 31, 2006	March 31, 2007
	GAAP	Pro Forma	(1)	GAAP
Revenues	$16,039	$15,482	$-	$15,482
Cost of services	(10,715)	(10,251)	(173)	(10,424)

Gross profit	5,324	5,231	(173)	5,058
Selling, general and
administrative expense	(5,127)	4,822	(14)	(4,836)
Operating income	197	409	(187)	222
Interest expense, net	(350)	396	264	(132)
Income (loss)
before income taxes	(153)	13	77	90
(Provision for) benefit from
income taxes	61	(5)	(31)	(36)
Net income (loss)	$(92)	$8	$46	$54

Earnings per share:
Basic:	$(0.01)	$-	$-	$0.01
Diluted:	$(0.01)	$-	$-	$0.01
Weighted average shares
outstanding	9,537	$9,948	$9,948	$9,948

(1)
Effect of sale/leaseback transaction. The adjustments reflect the decrease in depreciation and the increase in rent associated with the real estate and lower interest expense resulting from the pay off approximately $13.9 million of the mortgage and other debt with the sale proceeds.

(A)
The consolidated statements of income, computation of EBITDA and presentation of balance sheet statistics do not represent the results of operations or the financial position of the Company in accordance with generally accepted accounting principles (GAAP), and are not to be considered as alternatives to the balance sheet or statement of income, operating income, net income or any other GAAP measurements as an indicator of operating performance or financial position. Not all companies calculate such statistics in the same fashion and, therefore, the statistics may not be comparable to other similarly titled measures of other companies. Management believes that these computations provide useful information to investors.

Point.360

About Point.360

Point.360 is one of the largest providers of high definition and standard definition digital mastering, data conversion and video and film asset management services to owners, producers and distributors of entertainment and advertising content. Point.360 provides the services necessary to edit, master, reformat, archive and ultimately distribute its clients’ film and video content, including television programming, spot advertising, feature films and movie trailers.

The Company delivers commercials, movie trailers, electronic press kits, infomercials and syndicated programming, by both physical and electronic means, to hundreds of broadcast outlets worldwide.

The Company provides worldwide electronic distribution, using fiber optics, satellites, and the Internet.

Point.360’s interconnected facilities in Los Angeles, New York, Chicago, Dallas and San Francisco provide service coverage in each of the major U.S. media centers. Clients include major motion picture studios, advertising agencies and corporations.

Forward-looking Statements

Certain statements in Point.360 press releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation (i) statements concerning the Company’s projected revenues, earnings, cash flow and EBITDA; (ii) statements of the Company’s management relating to the planned focus on internal growth and acquisitions; (iii) statements concerning reduction of facilities and actions to streamline operations; (iv) statements on actions being taken to reduce costs and improve customer service; (v) statements regarding new business and new acquisitions (vi) statements of Point.360’s management relating to the spin off and merger of its post production and spot advertising distribution businesses, respectively; (vii) statements concerning expected operating efficiencies that may be achieved in the transactions , and (viii) the potential creation of additional shareholder value by completing the transactions described in the preceding phrases. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievement of Point.360 to be materially different from those expected or anticipated in the forward looking statements. Please also refer to the risk factors described in the Company’s SEC filings, including its quarterly reports on Form 10-Q and its annual reports on Form 10-K.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities of Point.360, New 360 or DG FastChannel, Inc. The tender offer referred to above for shares of Point.360 has not commenced. In connection with the proposed transactions, Point.360 will file a Form 10 registration statement for New 360, DG FastChannel, Inc. will file a registration statement and tender offer documents, and both companies will file other relevant documents concerning the proposed transactions with the SEC. INVESTORS ARE URGED TO READ THE INFORMATION STATEMENTS ACCOMPANYING THE FORM 10 AND THE REGISTRATION STATEMENT AND TENDER OFFER DOCUMENTS WHEN THEY BECOME AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TRANSACTIONS. Investors may obtain a free copy of the Form 10 and related information statement and the registration statement and tender offer documents (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov<http://www.sec.gov/>. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward looking statements. In addition to the factors described in the Company’s SEC filings, including its quarterly reports on Form 10-Q and its annual reports on Form 10-K, the following factors, among others, could cause actual results to differ materially from those expressed herein: (a) lower than expected net sales, operating income and earnings; (b) less than expected growth; (c) actions of competitors including business combinations, technological breakthroughs, new product offerings and marketing and promotional successes; (d) the risk that anticipated new business may not occur or be delayed; (e) the risk of inefficiencies that could arise due to top-level management changes and (f) general economic and political conditions that adversely impact the Company’s customers’ willingness or ability to purchase or pay for services from the Company. The Company has no responsibility to update forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release.